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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2015 (except for Note 18, as to which the date is June 4, 2015), in the Registration Statement (Form S-1) and related Prospectus of Teladoc, Inc. for the registration of shares of its common stock.

                                                                                             /s/ Ernst & Young LLP

New York, New York
June 10, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm